EXHIBIT 5(a)


                                [STEEL HECTOR & DAVIS]


                                             May 18, 1995



          Florida Power & Light Company
          700 Universe Boulevard
          Juno Beach, Florida 33408

          Ladies and Gentlemen:

               As counsel for Florida Power & Light Company, a Florida corporation (the "Company"), we have participated in the preparation and filing of a registration statement on Form S-4 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about the date hereof (the "Registration Statement") in connection with the proposed offering of up to $125,000,000 in principal amount of Subordinated Deferrable Interest Debentures (the "Debentures") to be issued pursuant to the terms of an Indenture from the Company to The Chase Manhattan Bank (National Association), as trustee (the "Indenture"). In connection therewith, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

               Based on the foregoing, we are of the opinion that, when the Indenture has been executed and delivered and when the Debentures are issued and delivered for the consideration and in the manner contemplated in the Registration Statement, the Debentures will be valid, legal and binding obligations of the Company, except as such may later be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally and by general equity principles.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to us in the prospectus included in the Registration Statement under the caption "Legal Matters".

               We are members of the Florida Bar and this opinion is limited to the laws of Florida and the federal laws of the United States. As to all matters of New York law, we have relied, with your consent, upon the opinion of even date herewith rendered to you by Reid & Priest LLP, New York, New York. As to all matters of Florida law, Reid & Priest LLP is hereby authorized to rely upon this opinion as though it were rendered to it.

                                             Very truly yours,

                                             /s/ Steel Hector & Davis

                                             STEEL HECTOR & DAVIS